 QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 2000, except for Note 12 as to which the date is June 23, 2000, included in this Form 8-K into the Company's previously filed Registration Statements Nos. 33-82522, 333-15235 and 333-53085 on Form S-8.

ARTHUR ANDERSEN LLP

Portland, Oregon,
July 5, 2000

QuickLinks

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS